Exhibit 99.1

Juniper Networks, Inc.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD VIRTUALLY VIA THE INTERNET ON APRIL 2, 2024

On January 9, 2024, Juniper Networks, Inc., a Delaware corporation (“Juniper” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Juniper, Hewlett Packard Enterprise Company, a Delaware corporation (“Parent”), and Jasmine Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into Juniper (the “Merger”), with Juniper surviving the Merger as a wholly owned subsidiary of Parent. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement, the full text of which is incorporated herein by reference.

Notice is hereby given that a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of holders of common stock, par value $0.00001 per share, of Juniper (“Juniper common stock,” and the holders thereof “Juniper Stockholders”), will be held on April 2, 2024 at 9:00 a.m., Pacific time. Juniper will hold the Special Meeting virtually via the Internet at www.virtualshareholdermeeting.com/JNPR2024SM. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” or “in person” shall mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:

1.

To consider and vote on the proposal to adopt the Merger Agreement. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Juniper and the separate corporate existence of Merger Sub will cease, with Juniper continuing as the surviving corporation and as a wholly owned subsidiary of Parent;

2.

To consider and vote on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Juniper’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”);

3.

To consider and vote on the proposal to approve an amendment to the Restated Certificate of Incorporation of Juniper, as amended, to reflect new Delaware law provisions regarding officer exculpation (the “Officer Exculpation Proposal”); and

4.

To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

The Merger

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time (as defined below), Merger Sub will merge with and into Juniper and the separate corporate existence of Merger Sub will cease, with Juniper continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Surviving Corporation”). As a result of the Merger, Juniper common stock will no longer be publicly traded and will be delisted from NYSE. In addition, Juniper common stock will be deregistered under the Securities Exchange Act of 1934, as amended, and Juniper will no longer file periodic reports with the United States Securities and Exchange Commission. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation. The time at which the Merger will become effective will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provision of the General Corporation Law of the State of Delaware (the “DGCL”) (the time of such filing and the acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and Juniper and specified in the certificate of merger, the “Effective Time”).

Merger Consideration

Juniper Common Stock

At the Effective Time, each then outstanding share of Juniper common stock (other than shares of Juniper common stock (i) held by Juniper as treasury stock, (ii) held by Parent or Merger Sub, (iii) held by any direct or indirect subsidiary of Juniper or Parent (other than Merger Sub) or (iv) held by Juniper Stockholders who have properly demanded and not withdrawn their statutory rights of appraisal in respect of such shares of Juniper common stock in accordance with Section 262 of the DGCL, the shares of Juniper common stock set forth in clauses (i) through (iv)) will be canceled and extinguished and automatically converted into the right to receive an amount in cash equal to $40.00, without interest thereon (the “Per Share Merger Consideration”), less any applicable withholding taxes.

At or promptly following the Effective Time, Parent will deposit (or cause to be deposited) an amount of cash equal to the aggregate Per Share Merger Consideration with a designated exchange agent for payment of each share of Juniper common stock owned by each Juniper Stockholder. For more information, please see the section of the accompanying proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Exchange and Payment Procedures.”

After the Merger is completed, you will have the right to receive the Per Share Merger Consideration, but you will no longer have any rights as a Juniper Stockholder (except that Juniper Stockholders who properly exercise their appraisal rights may have the right to receive payment for the “fair value” of their shares determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of the accompanying proxy statement captioned “The Merger-Dissenters’ Rights.”

Treatment of Company Equity Awards

At the Effective Time, by virtue of the Merger and without the need for any further action on the part of the holder thereof, each option to purchase shares granted under the Company’s equity incentive plans (a “Company Option Award”) that is outstanding immediately prior to the Effective Time will be converted into an option (a “Parent Option Award”) to acquire (A) that number of whole shares of common stock, par value $0.01 per share, of Parent (“Parent Shares”) (rounded down to the nearest whole number of shares) equal to the product of (x) the number of Juniper common stock underlying such Company Option Award immediately prior to the Effective Time multiplied by (y) the Equity Award Exchange Ratio (as defined in the Merger Agreement attached as Annex A to the accompanying proxy statement), (B) at an exercise price per Parent Share (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (x) the exercise price per Juniper common stock of such Company Option Award by (y) the Equity Award Exchange Ratio. Except as otherwise provided in the foregoing, each such Parent Option Award will continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Company Option Award immediately prior to the Effective Time.

At the Effective Time, each restricted stock unit award (a “Company RSU Award”) that is outstanding and has not yet been settled as of immediately prior to the Effective Time and held by a non-employee member of the Board of Directors of Juniper (the “Board of Directors”) (the “Non-Employee Director RSU Awards”) will vest and be cancelled and converted into the right to receive an amount of cash equal to the product of (A) the number of Juniper common stock that were subject to the Company RSU Award as of immediately prior to the Effective Time, multiplied by (B) the Per Share Merger Consideration.

At the Effective Time, each Company RSU Award (that is not a Non-Employee Director RSU Award) that is outstanding immediately prior to the Effective Time will be converted into a restricted stock unit award that corresponds to Parent Shares (each, a “Parent RSU Award”) with respect to a number of Parent Shares (rounded to the nearest whole number of shares) equal to the product of (i) the number of Juniper common stock underlying such Company RSU Award immediately prior to the Effective Time multiplied by (ii) the Equity Award Exchange Ratio. For purposes of clause (i) of the immediately preceding sentence, the number of Juniper common stock underlying a performance-vesting Company RSU Award will be determined (A) in respect of performance or measurement periods that have been completed and for which the Compensation Committee of the Board of Directors (the “Compensation Committee”) has determined performance achievement on or prior to the Closing Date (as defined in the Merger Agreement attached as Annex A to the accompanying proxy statement), based on actual performance determined by the Compensation Committee (or in the case of such awards assumed by the Company from prior acquisitions, any management committee or other committee established by the Board of Directors or authorized committees thereof) in accordance with the terms thereof in the ordinary course of business consistent with past practice, and (B) in respect of all other performance or measurement periods, with applicable performance goals deemed achieved at target performance levels (or if the maximum number of shares issuable under such performance-vesting Company RSU Award is 100% of the “target” level, such “target” level), except that the achievement of TSR performance goals will be determined based on actual performance in connection with the transactions contemplated by the Merger Agreement and pursuant to the applicable award agreement. Except as otherwise provided in the foregoing, each Parent RSU Award will continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Company RSU Award immediately prior to the Effective Time, except that any such Parent RSU Award corresponding to a performance-vesting Company RSU Award will no longer be subject to performance-based vesting. For more information on the treatment of Company Options Awards and Company RSUs Awards (collectively, the “Company Equity Awards”), please see the section of the accompanying proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Merger Consideration-Treatment of Company Equity Awards.”

Treatment of Company ESPP

In accordance with the terms of the Merger Agreement, Juniper will take such action as may be necessary or appropriate under its 2008 Employee Stock Purchase Plan (the “Company ESPP”) to ensure, provide for or cause the following to occur (i) except for any offering period under the Company ESPP that is in effect on the effective date of the Merger Agreement (the “Final Offering Period”), no new offering period under the Company ESPP will commence during the period from the date of the Merger Agreement through the Effective Time; (ii) there will be no increase in the amount of payroll deductions or payroll contributions permitted to be made by the participants under the Company ESPP during the current offering period, except those made in accordance with payroll deduction elections that are in effect as of the date of the Merger Agreement; and (iii) no individuals will commence participation in the Company ESPP during the period from the date of the Merger Agreement through the Effective Time. If the Effective Time would occur during any Final Offering Period, (i) the accumulated contributions of the participants in such offering period will be used to purchase shares of Juniper common stock as of such date as Juniper determines in its sole discretion (provided that such date will be no later than five (5) business days prior to the Effective Time), (ii) the participants’ accumulated contributions under the Company ESPP will be used to purchase shares of Juniper common stock in accordance with the terms of the Company ESPP as of the date determined in accordance with the foregoing clause (i), and (iii) purchase rights under such offering period will terminate immediately after such purchase. As of no later than the business day immediately prior to the Effective Time, Juniper will terminate the Company ESPP. As promptly as practicable following the purchase of shares of Juniper common stock in accordance with the immediately foregoing clause (ii), Juniper will return to each participant the funds, if any, that remain in such participant’s account under the Company ESPP after such purchase.

For more information on the treatment of the Company ESPP, please see the section of the accompanying proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-Merger Consideration-Treatment of Company ESPP.”

Directors and Officers; Certificate of Incorporation; Bylaws

From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the initial directors and officers of the Surviving Corporation will be the directors and officers of Merger Sub as of immediately prior to the Effective Time. At the Effective Time, the certificate of incorporation and bylaws of Juniper as the Surviving Corporation will be amended and restated in their entirety such that the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time will be the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended or changed as provided therein or by applicable law.

Closing Conditions

The obligations of Juniper, on the one hand, and Parent and Merger Sub, on the other hand, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (among other conditions) the following:

•	the absence of any injunction, law or order in an applicable jurisdiction making the Merger illegal or otherwise prohibiting the Merger;

•	the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Juniper common stock;

•

the expiration or termination of the applicable waiting period (and extensions thereof) under the Hart-Scott-Rodino Antirust Improvements Act of 1976 and the receipt of clearances, consents and approvals under other applicable antitrust, foreign investment and regulatory regimes, in each case, without the imposition, individually or in the aggregate, of a Burdensome Condition (as defined in the accompanying proxy statement captioned “Summary – Regulatory Approvals Required for the Merger – HSR Act, U.S. Antirust Matters and Other Regulatory Approvals”);

•

the accuracy of the respective representations and warranties of Juniper, Parent and Merger Sub in the Merger Agreement, subject to certain applicable qualifiers, as of the date of the Merger Agreement, the Closing Date and/or the date in respect of which such representation or warranty was specifically made;

•

the performance and compliance in all material respects by Juniper, Parent and Merger Sub of their respective agreements and covenants required by the Merger Agreement to be performed or complied with by them at or prior to the Effective Time;

•

in the case of Parent and Merger Sub, the absence, since the date of the Merger Agreement, of any effect, change, event, circumstance or occurrence that has had or would reasonably be expected to have a material adverse effect (with certain limitations as further described in the Merger Agreement attached as Annex A to the accompanying proxy statement) on the financial condition, business or results of operations of Juniper and its subsidiaries and that is continuing;

•

the receipt by Parent of a certificate of Juniper, dated as of the Closing Date and signed by an executive officer of Juniper, certifying that certain of the conditions as they relate to Juniper described in the fourth (4th), fifth (5th) and sixth (6th) of the preceding bullets have been satisfied; and

•

the receipt by Juniper of a certificate of Parent and Merger Sub, dated as of the Closing Date and signed by an executive officer of Parent, certifying that certain of the conditions as they relate to Parent and Merger Sub described in the fourth (4th) and fifth (5th) of the preceding bullets have been satisfied.

No Solicitation of Other Offers

From the date of the Merger Agreement until the earlier of the date the Merger Agreement is terminated and the Effective Time, Juniper may not, directly or indirectly: (i) solicit, initiate or knowingly facilitate or knowingly encourage the submission of any Acquisition Proposal (as defined in the accompanying proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-No solicitation of Other Offers”); (ii) enter into or participate in any discussions or negotiations with, furnish any non-public information relating to Juniper or afford access to the business, properties, assets, books or records of Juniper to, or otherwise cooperate in any way with any third party in connection with, or for the purpose of knowingly encouraging or knowingly facilitating, an Acquisition Proposal; (iii) (A) fail to make, withdraw or qualify or modify in a manner adverse to Parent, the Company Board Recommendation (as defined in Merger Agreement attached as Annex A to the accompanying proxy statement), (B) fail to include the Company Board Recommendation in this proxy statement, (C) approve, adopt or recommend an Acquisition Proposal, (D) fail to (I) publicly and without qualification recommend against any Acquisition Proposal within ten (10) business days after such Acquisition Proposal is made public, or (II) fail to reaffirm the

Company Board Recommendation within ten (10) business days after any request by Parent to do so or (E) publicly propose to do any of the foregoing in clauses (A) through (D) (any of the foregoing in this clause (iii), an “Adverse Recommendation Change”); or (iv) authorize or enter into any agreement or contract relating to an Acquisition Proposal.

Notwithstanding the foregoing, if, at any time prior to the time that Juniper Stockholders approve the adoption of the Merger Agreement, Juniper or any of its representatives receives an unsolicited Acquisition Proposal that the Board of Directors concludes in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal (as defined in the accompanying proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-No solicitation of Other Offers”) and the Board of Directors determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable laws, and the Board of Directors has renegotiated the Merger Agreement with Parent in good faith pursuant to the terms of the Merger Agreement, (i) the Board of Directors may make an Adverse Recommendation Change or (ii) Juniper may terminate the Merger Agreement to enter into a definitive agreement with respect to such Superior Proposal. For more information, please see the section of the accompanying proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-No Solicitation of Other Offers.”

Juniper is entitled to terminate the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal and the Board of Directors may make an Adverse Recommendation Change in respect of a Superior Proposal only if Juniper and the Board of Directors complies with certain procedures in the Merger Agreement, including, but not limited to, negotiating with Parent in good faith over a four-(4)-business-day period in an effort to amend the terms and conditions of the Merger Agreement, so that such Superior Proposal no longer constitutes a “Superior Proposal” relative to the transactions contemplated by the Merger Agreement, as amended pursuant to such negotiations and at the conclusion of such negotiation period, the Board of Directors determines in good faith that the Superior Proposal remains a Superior Proposal and failure to make the Adverse Recommendation Change or terminate the Merger Agreement to enter into a definitive agreement with respect to the Superior Proposal would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

The termination of the Merger Agreement by Juniper following the Board of Directors’ authorization for Juniper to enter into a definitive agreement to consummate an alternative transaction contemplated by a Superior Proposal will result in the payment by Juniper to Parent of a termination fee of $407,500,000. For more information, please see the section of the accompanying proxy statement captioned “Proposal 1: Adoption of the Merger Agreement-The Board of Directors’ Recommendation; Adverse Recommendation Change.”

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by Juniper Stockholders, in the following ways:

•	by mutual written agreement of Juniper and Parent;

•	by either Juniper or Parent if:

•

the Merger has not been consummated by 11:59 p.m., Eastern Time on January 9, 2025, as may be automatically extended for three consecutive three (3) month periods until October 9, 2025, if, in each case as of such prior date, the closing conditions relating to required regulatory approvals have not been satisfied but all other closing conditions have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the Merger (the “Closing”), but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date) (the “End Date”);

•

any court of competent jurisdiction or other governmental entity has issued or entered an injunction or similar order permanently enjoining or prohibiting the consummation of the Merger and has become final and non-appealable, provided that the right to terminate the Merger Agreement pursuant to this bullet will not be available to any party whose material breach of any provision of the Merger Agreement is the primary cause of any of the event specified in this item occurring; or

•	Juniper Stockholders fail to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof at which a vote on the Merger Agreement is taken;

•	by Juniper if:

•

Parent or Merger Sub has breached or failed to perform any of their covenants or other agreements under the Merger Agreement or any of the representations and warranties of Parent or Merger Sub under the Merger Agreement have become inaccurate, in any such case where such breach, failure to perform or inaccuracy (i) would result in a failure of a condition set forth in the Merger Agreement and (ii) cannot be cured by the End Date or, if curable, is not cured by the earlier of (x) thirty (30) days following Juniper’s delivery of written notice to Parent that Juniper is intending to terminate the Merger Agreement because of such breach, failure to perform or inaccuracy and (y) the date that is two (2) days prior to the End Date, provided that Juniper will not have the right to terminate the Merger Agreement pursuant to this bullet if Juniper is then in material breach of any representation, warranty, covenant or obligation under the Merger Agreement; or

•

at any time prior to the adoption of the Merger Agreement by Juniper Stockholders if (i) the Board of Directors has determined that an Acquisition Proposal constitutes a Superior Proposal, (ii) Juniper has complied in all material respects with the non-solicitation provisions set forth in the Merger Agreement with respect to such Superior Proposal, (iii) Juniper, substantially concurrently with and as a condition to such termination, pays or has paid Parent a termination fee of $407,500,000; and (iv) Juniper, substantially concurrently with such termination, enters into a definitive agreement with respect to that Superior Proposal in accordance with the terms of the Merger Agreement;

•	by Parent if:

•

Juniper has breached or failed to perform any of its covenants or other agreements under the Merger Agreement or any of the representations and warranties of Juniper under the Merger Agreement have become inaccurate, in any such case where such breach, failure to perform or inaccuracy (i) would result in a failure of a condition set forth in the Merger Agreement and (ii) cannot be cured by the End Date or, if curable, is not cured by the earlier of (x) thirty (30) days following Parent’s delivery of written notice to Juniper that Parent is intending to terminate the Merger Agreement because of such breach, failure to perform or inaccuracy and (y) the date that is two (2) days prior to the End Date provided that Parent will not have the right to terminate the Merger Agreement pursuant to this bullet if either Parent or Merger Sub is then in material breach of any representation, warranty, covenant or obligation under the Merger Agreement; or

•	prior to the adoption of the Merger Agreement by Juniper Stockholders, the Board of Directors effects an Adverse Recommendation Change.

In the event that the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will be void and of no effect without liability of any party to the other parties. Notwithstanding the foregoing, nothing in the Merger Agreement will relieve any party from any liability for intentional fraud by such party. In addition, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between Juniper and Parent, which rights, obligations and agreements will survive the termination of the Merger Agreement in accordance with their respective terms.

Termination Fees

Parent will be entitled to receive a termination fee of $407,500,000 from Juniper if the Merger Agreement is terminated:

•

by Juniper, prior to obtaining the affirmative vote of the holders of a majority of the outstanding shares of Juniper common stock, voting as a single class (the “Company Stockholder Approval”), for the purposes of entering into a definitive agreement in connection with a Superior Proposal;

•	by Parent, because, prior to obtaining the Company Stockholder Approval, the Board of Directors has effected an Adverse Recommendation Change; or

•

(i) after January 9, 2024, an Acquisition Proposal (for purposes of termination under this bullet substituting in the definition of “Acquisition Proposal” (as defined in this proxy statement) “50%” for “20%” in each place such reference appears in such definition) is publicly announced prior to, and not publicly withdrawn at least two (2) business days prior to, the Special Meeting, (ii) the Merger Agreement is terminated because Juniper Stockholders fail to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof, and (iii) prior to the date that is twelve (12) months after such termination, Juniper has (a) consummated any Acquisition Proposal or (b) entered into a definitive agreement with respect to an Acquisition Proposal, which Acquisition Proposal is subsequently consummated.

Juniper will be entitled to receive a reverse termination fee of $815,000,000 from Parent if the Merger Agreement is terminated:

•

by Juniper or Parent, (i) due to a final and non-appealable order or any other action by a governmental authority, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, arising solely in connection with any antitrust, foreign direct investment or other regulatory law in certain applicable jurisdictions or (ii) because the Merger has not been consummated by the End Date and at such time, all conditions to the Merger Agreement are satisfied or waived, other than those conditions related to (a) obtaining approval of antitrust, foreign direct investment or other regulatory law in the certain applicable jurisdictions and (b) an order or any other action by a governmental authority, in any case having the effect of restraining, enjoining or otherwise prohibiting the Merger, arising solely in connection with any antitrust law in certain applicable jurisdictions, and except for those conditions which by their nature are to be satisfied at the Closing (provided that such conditions would be satisfied if the Closing were to take place on such date).

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course during the period between the date of the Merger Agreement and the earlier of the consummation of the Merger or termination of the Merger Agreement. During this period, the Company is permitted to continue paying regular quarterly dividends, substantially in accordance with past practice, at a quarterly rate not to exceed $0.22 per share. The parties have also agreed to use reasonable best efforts to take all actions necessary to consummate the Merger, including cooperating to obtain the regulatory approvals necessary to complete the Merger. Additionally, the parties are entitled to seek specific performance under the Merger Agreement.

The foregoing description of the merger agreement does not purport to be complete. Please see the section entitled “Proposal 1: Adoption of the Merger Agreement” in the accompanying proxy statement for a description of the transactions contemplated by the Merger Agreement, and a full and complete copy of the Merger Agreement, attached as Annex A to the accompanying proxy statement, for further information with respect to these matters, the full text of which is incorporated herein by reference.

Only Juniper Stockholders of record as of the close of business on February 23, 2024 are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

The Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR,” on an advisory (non-binding) basis, the Compensation Proposal; (3) “FOR” the Officer Exculpation Proposal and (4) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Juniper Stockholders who do not vote in favor of adopting the Merger Agreement will have the right to seek appraisal of the “fair value” of their shares of Juniper common stock, as determined in accordance with Section 262 of the DGCL, if they deliver a demand for appraisal before the vote is taken on the proposal to adopt the Merger Agreement and comply with all the requirements of Delaware law, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement. Section 262 of the DGCL is reproduced in its entirety in Annex C to the accompanying proxy statement and is incorporated therein by reference.

Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting virtually and vote by virtual ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the adoption of the Merger Agreement, “FOR,” on an advisory (non-binding) basis, the Compensation Proposal, “FOR” the Officer Exculpation Proposal and “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

By Order of the Board of Directors,

/s/ Robert Mobassaly
Robert Mobassaly
SVP, General Counsel

Dated: March 21, 2024